                                                                   EXHIBIT 21


                         SUBSIDIARIES OF WESBANCO, INC.
                           (AS OF DECEMBER 31, 2003)




SUBSIDIARIES                                             STATE OF INCORPORATION
------------                                             ----------------------

WesBanco, Inc                                            West Virginia
    WesBanco Bank, Inc.                                  West Virginia
          WesBanco Insurance Services, Inc.              West Virginia
          WesBanco Asset Management, Inc.                Delaware
                 WesBanco Services, Inc.                 Delaware
    WesBanco Properties, Inc.                            West Virginia
    WesBanco Securities, Inc.                            Ohio
    Hometown Finance Company                             West Virginia
          Hometown Insurance Company (inactive)          West Virginia




NOTE:  ALL DIRECT SUBSIDIARIES OF THE REGISTRANT ARE 100% OWNED.




                                      E-47